Exhibit 5.1

[FORM OF EXHIBIT 5.1 OPINION OF HOGAN LOVELLS US LLP – SUBJECT TO REVIEW]

                              , 2022

Board of Directors

BentallGreenOak Industrial Real Estate Income Trust, Inc.

399 Park Avenue, 18th Floor

New York, New York 10022

To the addressee referred to above:

We are acting as Maryland counsel to BentallGreenOak Industrial Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-11, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale from time to time of up to $5,000,000,000 in shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). $4,000,000,000 in Shares are issuable in a primary offering in accordance with the offering procedures described in the Registration Statement (the “Offering”) pursuant to the subscription agreements (the form of which is attached as Appendix [C] of the Registration Statement) (the “Subscription Agreements”) and $1,000,000,000 in Shares are issuable pursuant to the Company’s distribution reinvestment plan (the form of which is attached as Appendix [B] of the Registration Statement) (the “Plan”), subject to the right of the Company to reallocate Shares between the Offering and the Plan as described in the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments, and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules, or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Subscription Agreements or Plan, as applicable, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Subscription Agreement or the Plan, as applicable, the Shares will be validly issued, fully paid, and nonassessable.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Birmingham Boston Brussels Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston Johannesburg London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Perth Philadelphia Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Sydney Tokyo Warsaw Washington, D.C. Associated Offices: Budapest Jakarta Riyadh Shanghai FTZ Ulaanbaatar. Business Service Centers: Johannesburg Louisville. Legal Services Center: Berlin. For more information see www.hoganlovells.com

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/DRAFT/

HOGAN LOVELLS US LLP